Exhibit 10.1
WAIVER AND AMENDMENT No. 1
TO CREDIT AGREEMENT
     WAIVER AND AMENDMENT No. 1, dated as of November 26, 2007 (the “Amendment”), to the Credit Agreement referred to below by and among The Talbots, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and Mizuho Corporate Bank, Ltd., a corporation organized and existing under the laws of Japan (“Mizuho”), as arranger and administrative agent for the Lenders (in such capacities, the “Agent”).
     WHEREAS, the Borrower, the Agent and the Lenders are parties to the Credit Agreement dated as of July 24, 2006 (the “Credit Agreement”), pursuant to which the Lenders have made term loans (collectively, the “Term Loans”) to the Borrower in the aggregate principal amount of the Total Term Loan Commitment (as defined in the Credit Agreement) set forth therein;
     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to, among other things, modify (i) the Leverage Ratio covenant set forth in Section 4.2(a) of the Credit Agreement and (ii) the Fixed Charge Coverage Ratio covenant set forth in Sections 4.2(c) of the Credit Agreement; and
     WHEREAS, the Lenders are willing to so amend the Credit Agreement, subject to the payment of certain fees and the other terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
     1. Definitions; Amendments.
          (a) Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.
          (b) Section 4.2(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(a) Leverage Ratio. Permit the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any period of (A) four consecutive fiscal quarters ending after July 24, 2006 and on or prior to the fourth fiscal quarter 2006, to exceed 2.50 to 1, (B) four consecutive fiscal quarters ending with the first fiscal quarter 2007, to exceed 2.57 to 1, (C) four consecutive fiscal quarters ending with the second fiscal quarter 2007, to exceed 2.50 to 1, and (D) four consecutive fiscal quarters ending on a date set forth below to exceed the applicable ratio set forth below opposite such date:

Fiscal Quarter End	Leverage Ratio
Third fiscal quarter 2007 through fourth fiscal quarter 2008	4.00 to 1.00

First fiscal quarter 2009 through fourth fiscal quarter 2009	3.50 to 1.00

First fiscal quarter 2010 and each fiscal quarter thereafter	3.00 to 1.00
          (c) Section 4.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “ Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries as of the last day of any period of four consecutive fiscal quarters (A) ending after July 24, 2006 and on or prior to August 4, 2007, to be less than 1.60 to 1.0 and (B) ending on a date set forth below to be less than the applicable ratio set forth below opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
Third fiscal quarter 2007 through fourth fiscal quarter 2008	1.25 to 1.00

First fiscal quarter 2009 through fourth fiscal quarter 2009	1.40 to 1.00

First fiscal quarter 2010 and each fiscal quarter thereafter	1.60 to 1.00
     2. Conditions to Effectiveness. This Amendment shall become effective as of November 26, 2007 (the “Amendment Effective Date”), only upon satisfaction in full, in a manner reasonably satisfactory to the Agent, of the following conditions precedent:
          (a) The representations and warranties of the Borrower contained herein, in Section 3 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered to the Agent or the Lenders pursuant hereto or thereto on or prior to the Amendment Effective Date shall be true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date; and no Default or Event of Default that is not expressly waived by the Agent pursuant to this Amendment shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
          (b) The Agent shall have executed this Amendment and shall have received counterparts to this Amendment which bear the signature of the Borrower and the Required Lenders.
          (c) On or prior to the Amendment Effective Date, the Borrower shall have paid to the Agent for the account of each Lender that has duly executed and delivered a copy of this Amendment to the Agent on or prior to November 23, 2007, a non-refundable amendment fee (the “Amendment Fee”) equal to 0.075% of the Term Loan of such Lender, which shall be deemed fully earned when paid.
          (d) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.
     3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent as follows:
          (a) Representations and Warranties; No Event of Default. The representations and warranties of the Borrower herein and in Section 3 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered to the Agent or the Lenders pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of such date; and no Default or Event of Default that is not expressly waived by the Agent pursuant to this Amendment has occurred and is continuing on the date hereof or would result from this Amendment becoming effective in accordance with its terms.
          (b) Organization of Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (c) Power and Authority. The Borrower has all requisite corporate power and authority to carry on its present business, to own its property and assets and to execute and deliver this Amendment, and perform it obligations under this Amendment, the Credit Agreement, as amended by this Amendment, and each other Loan Document to which it is a party. The Borrower is duly qualified or licensed as a foreign corporation authorized to conduct its activities and is in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the activities conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably likely to result in a Material Adverse Effect.
          (d) Authorization of Borrowing. All appropriate and necessary corporate, shareholder and other actions and approvals have been taken or obtained by the Borrower to authorize the execution and delivery of this Amendment and to authorize the performance and observance of the terms of this Amendment, the Credit Agreement, as amended hereby, and other Loan Documents.

          (e) Agreement Binding; No Conflicts. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document constitutes the legal, valid and binding obligations of the Borrower or its Subsidiaries, as the case may be, enforceable against the Borrower or such Subsidiaries in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or equity).
          (f) No Conflicts. The execution and delivery of this Amendment and the performance of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document which the Borrower and its Subsidiaries are parties will not (i) violate or conflict with (A) any provisions of law or any order, rule, directive or regulation of any court or other Governmental Authority, (B) the charter, by-laws or other organizational documents of the Borrower or such Subsidiary or (C) except as would not be reasonably likely to result in a Material Adverse Effect, any agreement, document or instrument to which the Borrower or any such Subsidiary is a party or by which its respective assets or properties are bound, (ii) except as would not be reasonably likely to result in a Material Adverse Effect, constitute a default or an event or circumstance that with the giving of notice or the passing of time, or both, would constitute a default under any such agreement, document or instrument, (iii) except as would not be reasonably likely to result in a Material Adverse Effect, result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any assets or properties of the Borrower or any such Subsidiary, or (iv) except as would not be reasonably likely to result in a Material Adverse Effect, result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its respective operations or any of its properties.
          (g) Compliance with Law. There does not exist any conflict with, or violation, or breach of, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, which conflict, violation or breach could reasonably be expected to result in a Material Adverse Effect.
     4. Indemnity and Expenses.
          (a) The Borrower hereby agrees to indemnify the Agent, the Lenders and their respective employees, agents, members and affiliates from and against any and all claims, losses and liabilities growing out of or resulting from this Amendment; provided, however, that the Borrower shall not have any obligation to any Person under this subsection (a) for any such claims, losses or liabilities caused by the gross negligence or willful misconduct of such Person, as determined by a final nonappealable judgment of a court of competent jurisdiction.
          (b) The Borrower hereby agrees to pay to the Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, disbursements and other client charges of the Agent’s counsel, which the Agent may incur in connection with this Amendment.

     5. Continued Effectiveness of Credit Agreement. The Borrower hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document.
     6. Miscellaneous.
          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
          (d) The Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

THE TALBOTS, INC.

By:	/s/ Edward L. Larsen

	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

Signed in: Hingham, MA

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Keiji Takada

	Name:	Keiji Takada
	Title:	Deputy General Manager

Signed in: New York, USA

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Masahiko Ohara

	Name:	Masahiko Ohara
	Title:	Senior Vice President

Signed in:

THE NORINCHUKIN BANK

By:	/s/ Noritsugu Sato

	Name:	Noritsugu Sato
	Title:	General Manager

Signed in:		New York

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Ryoichi Shinke

	Name:	Ryoichi Shinke
	Title:	Senior Vice President & Manager

Signed in:

JPMORGAN CHASE BANK, N.A.

By:	/s/ James A. Knight

	Name:	James A. Knight
	Title:	Vice President

Signed in:		New York

SHINSEI BANK LIMITED

By:

Name:
Title:

Signed in:

MITSUBISHI UFJ TRUST AND BANKING CORPORATION

By:	/s/ Koichi Higuchi

	Name:	Koichi Higuchi
	Title:	Senior Vice President

Signed in:		New York

THE CHUO MITSUI TRUST AND BANKING COMPANY, LIMITED

By:	/s/

Name:
Title:

Signed in:

THE SHIZUOKA BANK, LTD.

By:	/s/ Masahiko Nagakura

	Name:	Masahiko Nagakura
	Title:	General Manager of Los Angeles Branch

Signed in:		Los Angeles U.S.A

THE CHIBA BANK LIMITED

By:	/s/ Morio Tsumita

	Name:	Morio Tsumita
	Title:	General Manager

Signed in:		New York

BANK OF AMERICA, N.A.

By:

Name:
Title:

Signed in:

SHINKIN CENTRAL BANK

By:

Name:
Title:

Signed in:

THE HACHIJUNI BANK, LTD.

By:	/s/

Name:
Title:

Signed in:		Tokyo

THE HIROSHIMA BANK, LTD.

By:	/s/

Name:
Title:

Signed in:

THE BANK OF YOKOHAMA, LTD.

By:	/s/

Name:
Title:

Signed in:

THE BANK OF IWATE, LTD.

By:

Name:
Title:

Signed in: